Pixelworks To Acquire ViXS Systems

Combines Visual Display Processing and Comprehensive End-to-End Video Delivery
To Create Industry Leader of High-Quality Video Streaming Solutions

SAN JOSE, Calif., May 18, 2017 -- Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of visual processing solutions and Toronto-based ViXS Systems Inc. (TSX: VXS), a pioneer in media processing, encoding and transcoding solutions, today announced that the companies have entered into a definitive agreement under which Pixelworks will acquire all of the outstanding common shares of ViXS in an all-stock transaction consisting of approximately 3.7 million shares of Pixelworks common stock valued at approximately US$20.2 million. At the effective closing date, each share of ViXS will be exchanged for 0.04836 of a share of Pixelworks’ common stock. The exchange ratio is equivalent to consideration of US$0.26 per ViXS common share, based on the closing price of Pixelworks on May 17, 2017. Based on a 60-day trailing average stock price for Pixelworks of US$4.65 per share and C$0.21 (US$0.15) per share for ViXS, the transaction represents a premium of approximately 47.7%.

Transaction Highlights
Pixelworks expects that the transaction will:

•	Strengthen its patent portfolio with addition of more than 470 issued and pending worldwide patents held by ViXS;

•	Broaden its product offerings and diversify revenue across end markets;

•	Provide incremental scale and R&D to pursue expanded technology development;

•	Create an opportunity to offer premium visual processing and end-to-end video delivery solutions;

•	Advance ViXS’ Industry Leading “Cord Cutter” OTA platform for viewing broadcast video content; and

•	Be accretive to its full-year 2018 earnings per share.

President and CEO of Pixelworks, Todd DeBonis, commented, “Today’s announced acquisition of ViXS represents a unique opportunity to strengthen our position as a known technology leader with extensive visual and video processing expertise. In addition to adding highly complementary technology and product offerings, the transaction is expected to provide the potential to meaningfully accelerate the development of comprehensive end-to-end video streaming solutions. Similar to Pixelworks, ViXS has a long heritage in visual processing solutions with a team of engineers that have deep technical expertise. ViXS divested its legacy MoCA business earlier this year and narrowed its strategic focus to efficient delivery solutions for high-quality video, including best-in-class transcoding and decoder technologies.

“Additionally, Pixelworks’ acquisition of ViXS holds the potential to deliver meaningful value to our respective customers and shareholders. Importantly, we expect the acquisition to be accretive to Pixelworks’ full-year 2018 earnings, even when considering the dilution. The transaction also combines the intellectual property and R&D resources of the two companies in support of current and future product development efforts.”

Commenting on the proposed acquisition, Sohail Khan, President and CEO of ViXS, “This transaction represents a compelling opportunity to achieve greater scale and market penetration with our best-in-class UHD/HDR solutions for Consumer and Video Delivery Infrastructure market segments. Additionally, Pixelworks’ acquisition of ViXS is expected to provide not only world class engineering and technology, but a joint platform to monetize industry-leading innovation into significant value to our customers, employees and shareholders.”

Additional Transaction Details
ViXS’s board of directors has, after consultation with its financial and legal advisors and based on the recommendation of its special committee of independent directors established to consider the transaction, determined that the proposed transaction is fair to ViXS’s shareholders and in the best interests of ViXS, and it recommends that ViXS shareholders vote in favour of the transaction. Needham & Company, acting as financial advisor to ViXS, delivered a fairness opinion to the ViXS board of directors. The transaction has also been approved by Pixelworks’ board of directors.

The transaction will be effected by way of a court-approved plan of arrangement under the Canada Business Corporations Act. The transaction is subject to a number of closing conditions, including approval by the Ontario Superior Court of Justice (Commercial List) and obtaining certain third-party consents. The arrangement agreement provides for customary deal protections, including a non-solicitation covenant by ViXS. A copy of the arrangement agreement will be available under ViXS’s profile on SEDAR at www.sedar.com.

ViXS will hold an annual and special meeting of shareholders no later than July 28, 2017 to conduct the annual business of the company and to consider the transaction. In order for the transaction to proceed, it must be approved by at least 66 2/3% of the votes cast at such meeting.

The directors and officers of ViXS and certain shareholders, collectively holding 36% of ViXS’ common shares, have entered into support and voting agreements and agreed to vote their common shares in favor of the transaction at the meeting.

Further information regarding the transaction will be included in an information circular to be mailed to ViXS shareholders in due course. The transaction is expected to close in the third calendar quarter of 2017.

Pixelworks’ legal counsel are Pillsbury Winthrop Shaw Pittman LLP in the U.S. and Stikeman Elliott LLP in Canada, and ViXS’s legal counsel is Gowling WLG in Canada and David Wright Tremaine in the U.S. Needham & Company is acting as financial advisor to ViXS.

Further details can be found in Pixelworks’ Form 8-K filed with the Securities and Exchange Commission. Additional information about ViXS is available on the Company’s website at www.vixs.com.

Conference Call Information
Pixelworks and ViXS will host a joint conference call today, May 18, at 5:30 p.m. Eastern Time/ 2:30 p.m. Pacific Time, to discuss the proposed transaction. The conference call can be accessed by calling 1-877-359-9508 and using passcode 25012334. International callers may join the teleconference by dialing +1-224-357-2393 and entering the same passcode at the prompt. A Web broadcast of the call can be accessed by visiting the Investor Relations section of Pixelworks' website at www.pixelworks.com. For those unable to listen to the live Web broadcast, a replay will be made available on the Web site. A replay of the conference call will also be available through May 25, 2017, and can be accessed by calling 1-855-859-2056 and using passcode 25012334.

About Pixelworks, Inc.
Pixelworks creates, develops and markets visual display processing solutions for applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push visual processing performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The Company is headquartered in San Jose, CA. For more information, please visit the Company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

About ViXS Systems Inc.
ViXS is a pioneer and market leader in designing revolutionary media processing semiconductor solutions for video over IP streaming solutions, with more than 470 patents issued and pending worldwide, numerous industry awards for innovation, and over 33 million media processors shipped to date. ViXS is driving the transition to Ultra HD 4K across the entire content value chain by providing professional and consumer grade chipsets that support the new High Efficiency Video Coding (HEVC) standard up to Main 12 Profile, reducing bandwidth consumption by 50% while providing the depth of color and image clarity needed to take advantage of higher-resolution content. ViXS’ XCodePro 300 family is ideal for Ultra HD 4K infrastructure equipment, and the XCode 6000 family of system-on-chip (SoC) products achieve unprecedented levels of integration that enable manufacturers to create cost-effective consumer entertainment devices.

ViXS is headquartered in Toronto, Canada with offices in Europe, Asia and North America. VIXS™, the ViXS® logo, XCode®, XCodePro™ and Xtensiv™ are trademarks and/or registered trademarks of ViXS. Other trademarks are the property of their respective owners. For more information on ViXS, visit our website: www.vixs.com.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, statements with respect to the expected timing of the closing, Pixelworks’ expectations with respect to the impact of the transaction, including as to its patent portfolio, product offerings, the diversification of revenue, scale and R&D, product and solution opportunities, and that the transaction will expand ViXS’ OTA platform and be accretive to Pixelworks’ full year 2018 earnings and earnings per share and deliver meaningful value to the customers and stakeholders of Pixelworks and ViXS, as well as Pixelworks’ belief that the transaction will strengthen its position in the market, add complementary technology and product offerings and accelerate Pixelworks’ development of comprehensive end-to-end visual streaming solutions, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” “expect” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about Pixelworks’ business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward-looking statements due to many factors, including, without limitation: risks related to the pending acquisition of ViXS, including our ability to complete and to realize the anticipated benefits of the transaction in a timely manner or at all, and to successfully integrate ViXS’ business with Pixelworks, the timing of completion of the transaction, costs associated with the transaction, and the potential impact of the transaction, or announcement thereof, and reaction thereto, on our business, operating results and financial condition; our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect Pixelworks’ financial results and could cause actual results to differ materially is included from time to time in Pixelworks’ Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2016 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and Pixelworks does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Pixelworks Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com

ViXS Contacts:
Company Contact
ViXS Systems, Inc.
Charlie Glavin
P: +1-416-646-2000 x227 or +1-415-806-7715
E: cglavin@vixs.com